                                                                    Exhibit 23.2




CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


     We hereby consent to (i) the inclusion of our opinion letter, dated May 26, 1998, to the Board of Directors of May & Speh, Inc. (the "Company") as Annex E to the Joint Proxy Statement/Prospectus of the Company relating to the Company's proposed merger with a wholly-owned subsidiary of Acxiom Corporation and (ii) all references to DLJ in the sections captioned "SUMMARY -- The Merger" and "THE MERGER" as set forth in the Joint Proxy Statement/Prospectus of Acxiom Corporation which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                         DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION


                                         By: /s/ ANDREA HAGAN
                                            ----------------------------
                                            Andrea Hagan
                                            Senior Vice President


New York, New York
August 17, 1998